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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 27, 2007

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5858 Westheimer Street, Suite 850, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 27, 2007, Morgan & Company, Chartered Accountants ("Morgan") resigned as our independent accountant. Morgan's audit report on our financial statements for the period from our inception on September 13, 2003 to August 31, 2004, and for the fiscal years ended August 31, 2005 and August 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, or accounting principles. The Report of Independent Registered Public Accounting Firm that Morgan issued on the financial statements for the periods from our inception on September 13, 2003 to August 31, 2006 was modified as to uncertainty and did express an opinion that there was substantial doubt as to our ability to continue as a going concern. Furthermore, there were no disagreements between us and Morgan relating to the fiscal periods audited or any subsequent interim period through to the date that the firm resigned.

There were no disagreements with Morgan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report and its review of our interim financial statements for the period ended November 30, 2006 through to the date of its resignation on March 27, 2007.

We engaged Harper & Pearson Company, P.C., Certified Public Accountants, ("Harper") as our new independent accountant on March 27, 2007. We did not consult with Harper prior to the date of engagement regarding the application of accounting principles, the type of audit opinion that might be rendered by it any other similar matter.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

16.1	Letter from Morgan & Company, Chartered Accountants to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2006

GULF UNITED ENERGY, INC.

By:       DON W. WILSON
             Don W. Wilson, President